SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

                              (Amendment No.   )

Filed by the Registrant                                  [X]

Filed by a Party other than the Registrant               [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to section 240.14a(c) or section 240.14a-12

                                  PRAB, INC.
------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                                  Prab, Inc.
------------------------------------------------------------------------------
                  (Name of Persons(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box)

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]   Fee computed on table below per Exchange Act Rule 14-a6(i)(4) and
      0-11.

      1.  Title of each class of securities to which transaction applies:
______________________________________________________________________________
      2.  Aggregate number of securities to which transaction applies:
______________________________________________________________________________
      3. Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
______________________________________________________________________________
      4.  Proposed maximum aggregate value of transaction:
______________________________________________________________________________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.  Amount previously paid:
______________________________________________________________________________
      2.  Form, Schedule or Registration Statement no.:
______________________________________________________________________________
      3.  Filing Party:
______________________________________________________________________________
      4.  Date Filed:
______________________________________________________________________________

                                  PRAB, INC.
                             5944 E. Kilgore Road
                                 P.O. Box 2121
                           Kalamazoo, Michigan 49003
                                (616) 382-8200


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                March 28, 1996

TO:      The Shareholders
         Prab, Inc.

         The Annual Meeting of Shareholders of Prab, Inc., a Michigan corporation, of Kalamazoo, Michigan, will be held at the Holiday Inn-East, 3522 Sprinkle Road, Kalamazoo, Michigan, on Thursday, March 28, 1996, at 10:00 a.m. (EST). A form of Proxy and Proxy Statement for the meeting are furnished herewith. The purpose of the meeting is to consider and vote on the following matters.

         1.  To elect a Board of five (5) directors.

         2. To ratify the appointment of Plante & Moran, LLP Certified Public Accountants as independent public accountants for the Company.

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on January 30, 1996, as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

         IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. YOU ARE INVITED TO ATTEND
THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                       By order of the Board of Directors


                                       Eric V. Brown, Sr.
                                       Secretary

Date: February 21, 1996
Kalamazoo, Michigan

                                  PRAB, INC.
                             5944 E. Kilgore Road
                                 P.O. Box 2121
                           Kalamazoo, Michigan 49003

                               February 21, 1996


                                PROXY STATEMENT

                              GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of PRAB, INC. (the "Company") from the holders of the common stock, $0.10 par value, of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, March 28, 1996, at 10:00 a.m. (EST), at Holiday Inn-East, 3522 Sprinkle Road, Kalamazoo, Michigan. This Proxy Statement is being mailed to shareholders beginning on or about February 21, 1996, accompanied by the Company's annual report for the fiscal year ending October 31, 1995.

         The cost of solicitation will be borne by the Company. In addition to the use of the mails, these proxies may be solicited by persons regularly employed by the Company, by personal interview, and by telephone. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock.

         The Board of Directors knows of no business which will be presented at the meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented at the meeting, it is intended that the persons named in the proxy will vote upon the same and act in accordance with their judgment. Shares represented by properly executed proxies will be voted at the meeting in the manner specified therein. If no instructions are specified in the proxy, the shares represented thereby will be voted for the proposals referred to therein and the election as directors of the nominees referred to below. Any proxy may be revoked by the person giving it any time prior to being voted by giving a later dated proxy or by attending the meeting, revoking the proxy and voting in person.

         Only shareholders of record at the close of business on January 30, 1996, are entitled to notice of and to vote at the meeting. On such date: (i) 2,647,860 shares of common stock having one vote each were outstanding; and
(ii) 2,000,000 shares of Convertible Preferred Stock, $0.75 par value, having one vote each for the election of one director (as described below) were outstanding.


                           1. ELECTION OF DIRECTORS

         Five directors are to be elected by the holders of Common Stock to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Except as otherwise specified in the proxy, proxies will be voted for a Board of five directors and will be voted for the election of the nominees named below, all of whom are now members of the Board. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board. However, management now knows of no reason to anticipate that this will occur.

         Directors are elected by a plurality of votes cast at the meeting meaning that the five nominees receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes will have no effect on the election of directors.

         The holders of the Company's Convertible Preferred Stock have the right to vote as a class to nominate and elect one member of the Board. The holders of Convertible Preferred Stock have no other voting rights, except as required by law. The Company has been advised that the State of Michigan Retirement Systems ("SMRS"), the sole holder of the Company's Convertible Preferred Stock, intends to nominate and elect Mr. Robert J. Skandalaris as the sixth director at the meeting. Mr. Skandalaris has been a director since March, 1993. Since 1993, Mr. Skandalaris, age 43, has been: the President and Chief Executive Officer of Noble International, Ltd. a privately-held merchant banking firm located in Bloomfield Hills, Michigan; and the Managing Director of River Capital, Inc. an investment banking firm located in Bloomfield Hills, Michigan. Prior thereto, Mr. Skandalaris was the President and Chief Executive Officer of Acorn Asset Management Corporation, an investment advisory firm, and Vice Chairman of the Oxford Investment Group, Inc., an acquisition and investment banking firm.

         Nominees for election by the holders of common stock are as follows:

                           Director  Present Principal Occupation, Business
Name                  Age    Since   Experience & Certain Other Information
----                  ---    -----   --------------------------------------
John J. Wallace (1)    80     1961   Chairman of the Board of the Company
                                     since 1974; Chief Executive Officer from
                                     1974 to December, 1988; President from
                                     1961 to 1982, and from July, 1990 to
                                     June, 1991.

Gary A. Herder (1)     48     1991   President and Chief Executive Officer
                                     since 1991; joined the Company in 1965,
                                     previously served as Executive Vice
                                     President, General Manager of Conveyors,
                                     and Chief Engineer.

Eric V. Brown, Sr      82     1968   Attorney in private practice of law since
                                     1937 and currently "of counsel" to the
                                     law firm of Miller, Canfield, Paddock and
                                     Stone; Secretary of the Company since
                                     1975.

Robert J. Hamman       81     1976   Management consultant since 1975; prior
                                     thereto, a vice president and director of
                                     A. T. Kearney and Co., Inc.

James H. Haas          49     1993   President and Founder of Summit Polymers,
                                     Inc., since 1972.

-----------------------------------
(1)  Messrs. Wallace & Herder are the only executive officers of the Company.

         Meetings and Committees of the Board of Directors. The Board of Directors has a standing Audit Committee, which during fiscal year 1995, consisted of Eric V. Brown, Sr., Robert J. Hamman, James H. Haas, and Robert
J. Skandalaris. The Audit Committee met once during the last fiscal year. Its principal functions are to recommend to the full Board the engagement or discharge of independent auditors; to direct and supervise investigations into matters relating to audit functions; to review with independent auditors the plan and results of the audit engagement; to review the scope and results of internal auditing procedures; to approve services performed by independent auditors before such services are performed; to review the degree of independence of the auditors; to consider the range of audit and non-audit fees; and to review the adequacy of the Company's system of internal accounting controls. The Board of Directors has a standing Compensation Committee, which during fiscal year 1995, consisted of John J. Wallace, Eric
V. Brown, Sr., Robert J. Hamman and James H. Haas. The compensation committee met once during the last fiscal year. Its principal functions are to review the performance of Mr. Herder and certain other management personnel and to make recommendations to the Board of Directors regarding the salary, bonuses and other compensation to be paid to such individuals. The Board of Directors does not have a standing nominating committee.

         During the last fiscal year, the Board of Directors met six times. All of the nominees set forth above held positions as directors during the full fiscal year. Each incumbent director attended 75% or more of the aggregate total number of meetings of the Board (held during the period for which he was director) and the Committees on which he served (during the period that he served), except Robert J. Skandalaris.

         Section 16(a) Reports. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the last fiscal year and Form 5 and amendments thereto (together with written representations from reporting persons that no Form 5 was required) furnished to the Company with respect to the last fiscal year, the Company is not aware of any person who, at any time during the last fiscal year, was a director, officer, or beneficial owner of more than 10% of the Company's Common Stock, that failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year or prior years, except that Robert J. Hamman failed to timely report, on Form 5, the acquisition of 1,850 shares of the common stock of the Company during fiscal year 1995.


                            EXECUTIVE COMPENSATION

     The following table shows the total compensation received by the Company's Chief Executive Officer for the last three fiscal years. No executive officer of the Company, other than the Chief Executive Officer, received total annual salary and bonus in excess of $100,000 during the last fiscal year.

                          Summary Compensation Table
                          --------------------------

                                       Annual Compensation            Long Term Compensation
                               ------------------------------------   -----------------------

   Name and                                            Other Annual
  Principal                                            Compensation   Original    All Other
   Position          Year       Salary        Bonus        (1)        Options    Compensation
--------------       ----      --------      -------   ------------   -------    ------------
Gary A. Herder,      1995      $134,540      $29,172      $5,850          0        $9,841(2)
President and        1994      $128,928      $10,000      $5,100       30,000      $6,672
Chief Executive      1993      $115,400       $1,000      $5,100          0        $2,888
Officer

---------------
(1) Represents annual car allowance paid to Mr. Herder.
(2) Represents: $1,637 Company match under the Company's 401(k) Plan; $1,637 Company contribution under the Company's 401(k) Plan; $5,978 Company contribution under the Company's Profit Sharing Plan; and $589 Company payment for life insurance to fund the Company's obligations under its deferred compensation agreement with Mr. Herder.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

         The following table provides information regarding: (i) the number of shares received and the aggregate dollar value realized upon exercise of options by the Chief Executive Officer of the Company during the fiscal year-ended October 31, 1995; and (ii) the value of options held by the Chief Executive Officer of the Company at October 31, 1995 measured in terms of the average of the bid and ask prices of the Company's common stock on that day.

                                             Number of Unexercised         Value of Unexercised
                                                  Options at               In-the-Money Options
                                              October 31, 1995 (#)         October 31, 1995 ($)
                   Shares        Value     --------------------------   --------------------------
                 Acquired on    Realized
Name             Exercise(#)      ($)      Exercisable  Unexercisable   Exercisable  Unexercisable
----             -----------    -------    -----------  -------------   -----------  -------------
Gary A. Herder     30,000       $39,141       78,500          0          $41,250(1)         0

(1) Options held by Mr. Herder for 18,500 shares have exercise prices which exceed the fair market value of the Company's common stock on October 31, 1995.

         Compensation of Directors. The Company pays each of the outside directors $500 plus traveling expenses in excess of $100 for each Board meeting attended by them and $250 for each Committee meeting attended by them, plus an additional $250 for each such meeting not held in conjunction with a regularly scheduled Board meeting.

         Certain Relationships and Related Transactions. Eric V. Brown, Sr. Secretary and director of the Company is "of counsel" to the law firm of Miller, Canfield, Paddock and Stone, which firm is general legal counsel to the Company.


                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of December 31, 1995, regarding each person known by the Company to own beneficially more than 5% of the Company's Common Stock, each director and nominee of the Company, each executive officer named in the Summary Compensation Table above, and all directors and executive officers of the Company as a group. Except as noted, each person named below is the record owner of the shares indicated and possesses sole voting and investment power with respect to such shares.

    Name and Address of
    Beneficial Owner or                            Amount of          Percentage
     Identity of Group                       Beneficial Ownership    of Ownership
     -----------------                       --------------------    ------------
John J. Wallace                                   356,424(1)(6)          13.5%
  3003 W. Gull Lake Drive
  Richland, Michigan

Gary A. Herder                                     98,500(2)              3.6%
  89885 Shorelane Dr.
  Lawton, Michigan

Robert J. Hamman                                   11,790(3)               *
  1630 Sheridan Road, Apt. 1A
  Wilmette, Illinois

Eric V. Brown, Sr                                  10,980(4)(6)            *
  2806 Taliesin
  Kalamazoo, Michigan

Robert J. Skandalaris                              25,000                  *
  2169 Tottenham
  Bloomfield Hills, Michigan 48301

James H. Haas                                        --                    --
  11912 Highview
  Vicksburg, Michigan

State of Michigan Retirement Systems            3,066,667(5)             66.0%

All executive officers and                        502,694(6)             18.4%
directors as a group (6 persons)

---------------
* Shares indicated are less than 1% of the Company's outstanding common stock.
---------------
(1) Includes 345,230 shares held by Mr. Wallace as trustee of a trust of which he is the grantor and beneficiary.
(2) Includes 78,500 shares with respect to which Mr. Herder has the right to acquire beneficial ownership pursuant to the Company's stock option plans.
(3) Shares indicated are held by Mr. Hamman as trustee of two trusts of which he is the grantor and beneficiary.
(4) Shares indicated are held by Mr. Brown as trustee of a trust of which he is the grantor and beneficiary.
(5) Includes 2,000,000 shares which the State of Michigan Retirement Systems has the right to acquire pursuant to its rights as a holder of the Company's Convertible Preferred Stock. The State of Michigan Retirement Systems owns all of the Company's Convertible Preferred Stock, (2,000,000 shares) and all of the Company's Non-Convertible Preferred Stock (600,000 shares). On and after November 1, 1994, the Convertible Preferred Stock may be converted to Common Stock at a ratio of one share of Common Stock for each share of Convertible Preferred Stock.
(6) The Company's profit sharing plan holds 70,474 shares of the Company's Common Stock (the "Plan Stock"). The Administrative Committee appointed by the Board of Directors to administer this plan has the sole power to direct the disposition of the Plan Stock. During the last fiscal year, the members of the Administrative Committee were John J. Wallace, and Eric V. Brown, Sr. The Plan Stock is not included in any of the amounts or percentages set forth in the table regarding Messrs. Wallace and Brown and all officers and directors as a group.

         Changes in Control of Registrant. On October 30, 1992, the Company and the State of Michigan Retirement Systems ("SMRS") consummated a restructuring of the $5,183,902.78 debt owed by the Company to SMRS. Under the terms of the restructuring, the Company paid $400,000 in cash, and issued a new long term note in the amount of $2,483,902.78 to SMRS. Also, SMRS converted the $2,300,000 balance of its debt into 666,667 Common Shares (valued at $500,000), 2,000,000 Convertible Preferred Shares (valued at $1,500,000) and 600,000 Non-Convertible Preferred Shares (valued at $300,000).

         The effect of the debt restructuring was to increase significantly the stock ownership of SMRS, resulting in the dilution of the voting power and percentage of ownership of all other shareholders of the Company's common shares. Immediately prior to the debt restructuring, SMRS held 21% of the common shares and all other shareholders held 79%. Immediately after the debt restructuring, SMRS holds 41% of the common shares and all other shareholders hold 59%. On and after November 1, 1994, the Convertible Preferred Stock may be converted to Common Stock at a ratio of one share of Common Stock for each share of Convertible Preferred Stock. If SMRS converts all of the Convertible Preferred Shares to Common Shares, SMRS will hold 66% of the common shares.

         SMRS, as the holder of the Convertible Preferred Shares has the right to vote as a class to elect one member to the Board of Directors of the Company. In addition, in the event the mandatory dividend is not paid to the holders of the Non-Convertible Preferred Shares, then such holders will have the right to elect two additional members to the Board of Directors.

         For reference, all terms of the debt restructuring were presented to the shareholders of the Company in the Proxy Statement dated October 20, 1992.


                           2. SELECTION OF AUDITORS

         The Board of Directors has, subject to ratification by the vote of a majority of the votes cast by the holders of shares at the Annual Meeting, appointed the accounting firm of Plante & Moran, LLP (the "Auditing Firm"), as the principal independent accountants for the Company for the current fiscal year. Ratification of the appointment of auditors is being submitted to the shareholders of the Company because Management believes it is an important corporate decision in which shareholders should participate. The firm of independent accountants is located in Kalamazoo, Michigan. The Company has been informed that neither the Auditing Firm nor any of its partners has any financial interest, direct or indirect, in the Company or in the securities of the Company, and that no partner of the firm was connected with the Company as promotor, underwriter, voting trustee, director, officer or employee during the four years ended October 31, 1995. If the appointment is rejected, or if the Auditing Firm shall decline to act, resign or otherwise become incapable of acting, or if their employment is otherwise discontinued, the Board of Directors will appoint other auditors for the period remaining until the 1997 Annual Meeting of Shareholders when employment of auditors shall be subject to approval by the Shareholders at the Meeting.

         Representatives of the Auditing Firm are expected to be present at the Shareholders' Meeting and have the opportunity to make a statement and respond to appropriate questions.


                               3. OTHER MATTERS

         Management does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if any other matters properly come before the meeting or any adjournment thereof, the holders of the proxies are authorized to vote thereon in their discretion.


                          1997 SHAREHOLDER PROPOSALS

         In order for shareholder proposals for the 1997 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Company at its principal office, 5944 E. Kilgore Road, P.O. Box 2121, Kalamazoo, Michigan 49003, on or before October 24, 1996.


                                       By Order of the Board of Directors,

                                       Eric V. Brown, Sr.
                                       Secretary

                                 PRAB, INC.

                                   PROXY

The shareholder whose signature appears hereon appoints John J. Wallace, Eric
V. Brown, Sr., and Robert Klinge or any one of them, proxies with full power of substitution, to vote all of the common stock of Prab, Inc., which the Shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at Holiday Inn-East, 3522 Sprinkle Road, Kalamazoo, Michigan, on March 28, 1996 at 10:00 A.M. (EST), and at any adjournment thereof, with all the powers the Shareholder would possess if personally present, upon the proposals set forth below and in their discretion, upon any other business that may properly come before said meeting.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                     FOR ALL NOMINEES AND FOR PROPOSAL 2.

1. Election of Directors         FOR all nominees (except as noted below) _____

                                 WITHHOLD AUTHORITY to vote for all       _____
                                 nominees

Nominees:  John J. Wallace, Gary A. Herder, Eric V. Brown, Sr., Robert J.
           Hamman and James H. Haas.

[INSTRUCTIONS:  To withhold authority to vote for one or more individual nominees, line through or otherwise strike the name(s) of such nominee(s)].

 ...............................................................................

2. Selection of Plante & Moran, LLP as independent public accountants.

   FOR ______             AGAINST ______            ABSTAIN ______


                  (Continued and to be signed on other side)






THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF NOT OTHERWISE SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSAL 2.

The undersigned revokes all proxies heretofore given to vote at such meeting and all adjournments.

Dated: ____________________________

                                    __________________________________________

                                    __________________________________________
                                                 Please Sign Here

(To assist our planning, please check here if you plan to personally attend the meeting _________). Please sign your name as it appears above. If executed by a corporation, a duly authorized officer should sign. Executors, administrators and trustees should so indicate when signing. If shares are held jointly, EACH holder should sign.